UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

ComHear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-188611	46-1186821
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

37 W. 28th Street, 3rd Floor

New York, New York 10001

(Address of principal executive offices) (zip code)

(212) 574-4401

(Registrant’s telephone number, including area code)

Playbutton Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Unit Exchange Agreement

On December 5, 2013, ComHear, Inc., a Delaware corporation formerly known as Playbutton Corporation (the Company”), entered into a Unit Exchange Agreement dated December 5, 2013, as amended on December 6, 2013, with Taida Company, LLC, a Delaware limited liability company (“Taida”), and the members of Taida pursuant to which the members of Taida agreed to transfer to the Company all of the issued and outstanding membership interests of Taida in exchange for the Company’s issuance of 7,578,651 shares of its common stock to the members of Taida. The transactions under the Unit Exchange Agreement closed on January 17, 2014, at which time Taida became the wholly-owned subsidiary of the Company. In addition to the customary closing conditions, the closing of the transactions under the Unit Exchange Agreement (the “Exchange”) were subject to:

•	The Company’s obligation to consummate a private placement of its common shares for a minimum net proceeds of $2,500,000 on terms acceptable to both parties.

•	The Company’s cancellation or redemption of at least 2,809,891 shares of its common stock.

•	The Company’s amendment of its current 2012 Equity Incentive Plan, on terms reasonably acceptable to Taida, to increase to 2,500,000 the number of common shares reserved for issuance under the Plan.

•	The resignation of all Company directors other than Mark Hill and the appointment of a new board of directors of the Company, three of whom to be appointed by Taida, one of whom to be appointed by the Company (Mark Hill) and the fifth to be appointed by Taida subject to the approval of the Company.

•	The appointment of a new senior management team consisting of the senior management of Taida along with Adam Tichauer who will become President of the Playbutton division of the Company.

•	The Exchange’s qualification as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

The Unit Exchange Agreement included customary representations, warranties, and covenants by Taida and the Company. The Unit Exchange Agreement provided that either party could terminate the agreement if the closing of the Exchange did not occur by January 23, 2014.

In connection with the Unit Exchange Agreement, the Company entered into two note purchase agreements with Taida pursuant to which the Company loaned Taida a total of $550,000. The loans bear interest at the rate of five percent per annum and all interest and principal is due and payable on April 8, 2014. The principal and accrued interest under the notes are convertible into a 5.5% membership interest in Taida.

Stock Repurchase Agreement

In connection with the transactions under the Unit Exchange Agreement, the Company entered into a Stock Repurchase Agreement dated November 12, 2013 with Parte, LLC, pursuant to which the Company purchased 1,097,307 shares of the of the Company’s common stock held by Parte, LLC in consideration of the Company’s payment of $175,000. At the time of the parties’ execution of the Stock Repurchase Agreement, Parte, LLC owned approximately 22.5% of the outstanding common stock of the Company and its principal, Nick Dangerfield, was a member of the Company’s board of directors. Mr. Dangerfield resigned from the board of directors of the Company at the closing of the transactions under the Unit Exchange Agreement.

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Item 2.01 Completion of Acquisition or Disposition of Assets

On January 17, 2014, the Company completed its acquisition of Taida Company, LLC, a Delaware limited liability company, pursuant to a Unit Exchange Agreement dated December 5, 2013, as amended on December 6, 2013. The terms of the acquisition are reported in Item 1.01 above.

On January 17, 2014, the Company completed its purchase of 1,097,307 shares of the common stock of the Company from by Parte, LLC pursuant to the terms of a Stock Repurchase Agreement dated November 12, 2013 in consideration of the Company’s payment of $175,000. The terms of the purchase are reported in Item 1.01 above.

In connection with the transactions under the Unit Exchange Agreement, on January 17, 2014 the Company also effected the cancellation of 1,730,584 shares of its outstanding common stock. There was no consideration paid by the Company in connection with the cancellation.

Item 3.02 Unregistered Sales of Equity Securities

On January 17, 2014, the Company issued 7,578,651 shares of its common stock to the members of Taida Company, LLC, a Delaware limited liability company (“Taida”), pursuant to a Unit Exchange Agreement dated December 5, 2013, as amended on December 6, 2013. The terms of the transaction are reported in Item 1.01 above. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”) and Rule 506(b) thereunder. There were no commissions paid by the Company in connection with the issuance of the shares.

On January 17, 2014, the Company conducted an initial closing of a private placement of the Company’s common shares at an offering price of $1.23 per share. At the initial closing, the Company sold a total of 2,244,090 shares of its common stock for the gross proceeds of $2,760,231.67, including the cancellation of $229,997.70 of indebtedness. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder. WFG, Investments, Inc. acted as placement agent for the Company and received commissions in the amount of $147,021.49, plus $10,000 of reimbursable expenses.

On January 17, 2014, the Company issued to an unaffiliated third party 750,000 shares of its common stock in settlement of certain claims held by the recipient of the shares. The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder. There were no commissions paid by the Company in connection with the issuance of the shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2014, and in connection with the Company’s acquisition of Taida, Dr. James Canton and Nick Dangerfield resigned from the board of directors of the Company. In addition, the board of directors reassigned Adam Tichauer from President and Chief Executive Officer of the Company to President of the Company’s division dedicated to the manufacture, marketing and sale of the Playbutton product.

On January 17, 2014, and in connection with the Company’s acquisition of Taida, the board of directors of the Company appointed Randy Granovetter and Bob Kutnick to the board of directors of the Company to serve with Mark Hill, the current Chairman of the Board, on a three member board. At the same time, the board appointed the following persons to serve as executive officers of the Company: Randy Granovetter as President and Chief Executive Officer; Mike Silva as Chief Financial Officer, Executive Vice President, Corporate Development, Treasurer and Secretary; Alan Kraemer as Chief Technology Officer; Adam Tichauer as President – Playbutton; and Gordon Schenk as Executive Vice President, Marketing and Sales.

Set forth below are the biographies of the Company’s newly appointed executive officers and directors:

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Ms. Granovetter, age 62, is the founder of Taida Company, LLC and has served as its Chief Executive Officer since inception. Ms. Granovetter is also the inventor of the EarPuff. Ms. Granovetter was the founder and Chief Executive Officer of JABRA Corporation, President of Blyth Software Corporation, President of Digital Orchid, Vice President at Qualcomm for QUALCOMM’s Enterprise, Co-Branding and MVNO strategy development in Qualcomm Internet Services (QIS), the QUALCOMM division chartered with driving applications and services for the wireless internet and General Manager at Microsoft. She currently has been a consultant for several companies in the last three years working with their Chief Executive Officers and C-Level teams to build new business and development strategies, implementation and execution with Jabra/GN NetComm; Voice Assist (cloud based voice services company); and 5examples/TIO (Mobile Virtual & Real Goods Keyboard & developer platform). During her 11 years at Microsoft her last position was the General Manager for the Microsoft Innovations Team. Her team’s charter was to champion innovation from across the company, developing community-based techniques and tools for sharing and capturing co-workers new ideas. Globally her team trained and grew ideas from concepts with their peers and partners from the idea phase to proof of concept leveraging Microsoft platforms and tools. Ms. Granovetter spent an additional five years in Microsoft responsible for developing and introducing new mobile, wireless, IP-PBX and VoIP technologies for emerging markets and security products. The key tenets for the business was to develop Innovative End to End Solutions, build the business model with carriers, (wireless & wire line), cable companies, and service providers; to show that the Proof of Concepts could demonstrate sustainable revenue in country, develop common threads or clusters that build recurring revenue models in multiple emerging markets, and to develop and enhance the local economy by building a Partner Ecosystem. Ms. Granovetter also accomplished five mergers and acquisitions for Microsoft in security, VoIP/Web conferencing, SMS services, Mobile Browsers and a JV with Qualcomm.

Ms. Granovetter holds a Master of Arts in Speech and Language development and Special Education and Bachelor of Science degrees in special education, elementary education and language development from Vanderbilt University. She has received several industry awards including Star of the Industry by Computer Telephony Magazine and the Distinguished Woman Award by Telemarketing Magazine and Call Center Solutions, Order of the Long Leaf Pine in North Carolina presented by Governor Hunt, the MacUser Magazine Award for Desktop Publisher of the Year and a member of Kappa Delta Pi (Honor Society for Education).

Mike Silva, age 52, has been at the center of Mobile & Emerging Technologies segments for over 15 years as a strategic consultant, mentor, investor, and corporate development specialist to Carriers, Handset OEMs, Infrastructure Providers, and startups. As a former Chief Financial Officer and strategy consultant, Mr. Silva brings discipline and creativity to transactions. With his depth of technical knowledge across a broad range of technologies, standards, and vendors, Mr. Silva has been able to drive category creation and support each of his ventures towards segment leadership positions. In the late 80's and 90's, Mr. Silva was a startup specialist for communications and emerging technology companies in the Speech Recognition, Computer Telephony, Voice & Video over IP, and web services segments. Mr. Silva leveraged his finance background to negotiate Computer Telephony & Computer OEM contracts at Jabra, then funded, worked as a chief executive for, & consulted with Voice/Video over IP companies in the mid to late 1990’s.

From 1998 to 2003, Mr. Silva was a principal of brauning, LLC, an emerging technologies and telecommunications consulting services boutique. Mr. Silva was recruited to a strategy role at AT&T Wireless then went on to Business Development roles with Qpass, NMS, and UIEvolution. After spending two years in Non-Profit including his role as Chief Operating Officer of the BBB Mobile Giving Foundation, Mr. Silva founded KnuVu, a strategy and corporate development consulting and transaction firm based in Seattle and has been acting Chief Financial Officer of Taida Company, LLC since inception. Mr. Silva has a Masters of Science in Finance with Honors from Bentley College and a BS International Business from Loyola Marymount University.

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Alan Kraemer, age 62, has served as Chief Technology Officer of Taida Company, LLC since June 2013. Mr. Kraemer has over 29 years of experience in a wide range of technology based fields. As Vice President of Engineering for Technology Marketing Inc., he and his team created the architecture for and designed a wide variety of computers and computer based products for major corporations including British Telecomm and Litton Industries. At Northrup Electronics, Mr. Kraemer was Director of Software engineering for the MX Missile guidance system. Following Northrop, Mr. Kraemer joined AST Research as Executive Vice President of Engineering responsible for the team that developed the highly successful “Premium” line of PC’s as well as the EISA bus, which obsoleted IBM’s MicroChannel. In 1993, Mr. Kraemer joined with one of the founders of AST, Tom Yuen, to start SRS Labs, a branded audio technology company that licensed audio signal processing technology to virtually every consumer electronics manufacturer. While at AST, Mr. Kraemer obtained over 25 patents in the field of audio signal processing and created the Multi-Dimensional Audio initiative (MDA) for channel free object based audio. In 2012, SRS Labs was sold to DTS Inc. for over $150 million dollars.

Gordon Schenk, age 48, has served as Executive Vice President of Sales and Marketing of Taida since June 2013. Mr. Schenk previously served as the Managing Director of Business Development at SRS Labs, Inc. until its acquisition by DTS in 2012. Prior to SRS, Mr. Schenk was Managing Director of APAC and EMEA Sales and Business Development at Entropic Communications during its IPO. Prior to Entropic, Mr. Schenk was Sr. Vice President Sales at RF Magic (merged with Entropic), Vice President Global Sales and Business Development at Quorum Systems (acquired by Spreadtrum Communications), Vice President Sales and Marketing at Mobilian Corporation (acquired by Intel), Senior Director of US Wireless Business Unit for InfineonAG and US Regional Manager at M/A-COM (a Tyco company). Gordon was also a Member of the Technical Staff at TRW Space and Defense from 1987 to 1991. Mr. Schenk has a BSEE in Microwave and RF Engineering and completed his graduate studies at Pepperdine and USD in New Venture Management.

Robert Kutnick, age 57, has over 25 years of experience in managing software development and engineering, as well as business development in organizations. Mr. Kutnick has worked in several startup companies as well as four public companies. All but one of these public companies grew from $20-100 million dollars to between $1-4 billion dollar market caps. Mr. Kutnick is currently on the board of two private companies, but has previously served on the board of several public companies. Mr. Kutnick’s strengths lie in his ability to determine, build and execute the VISION and STRATEGY for a company, particularly when it comes to mergers and acquisitions. Mr. Kutnick’s most recent successes have come as the Chief Technology Officer and Senior Vice President of Strategic Business Development for Citrix Systems, based in Fort Lauderdale. Mr. Kutnick holds several degrees from the University of Michigan at Ann Arbor, including: M.S. CICE (Computer Information and Control Engineering), B.S. CE (Computer Engineering) and B.S. EE (Electrical Engineering.

The Company has not entered into any formal employment agreements with any of its newly appointed executive officers, however the Company intends to compensate its executive officers as follows:

Executive Compensation
Name	Title	Salary	Bonus(1)	Stock Options(2)
Randy Granovetter	CEO	195,000	100,000	720,655
Mike Silva	CFO & EVP Corp Dev	180,000	90,000	216,200
Alan Kraemer	CTO	180,000	90,000	216,200
Adam Tichauer	President Playbutton	150,000	75,000	216,200
Gordon Schenck	EVP Sales & Marketing	180,000	90,000	216,200

(1) The bonuses reflected in the above table will be subject to the officer’s satisfaction of certain performance criteria to be established by the Company’s board of directors.

(2) The Company also intends to grant to its executive officers options to purchase the designated number of common shares at an exercise price of $1.23 per share.

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Item 5.07 Submission of Matters to a Vote of Security Holders

On January 24, 2014, the Company filed with the Delaware Secretary of State an amendment to its certificate of incorporation for purposes of changing the Company’s corporate name from “Playbutton Corporation” to “ComHear, Inc.” and increasing the Company’s authorized capital from 25 million shares of $0.0001 par value common stock to 50 million shares of $0.0001 par value common stock. The amendment was approved by the written consent of the holders of a majority of the outstanding shares of common stock of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) and (b)

The Company intends to file by way of amendment to this Form 8-K the historical and pro forma financial statements of Taida Company, LLC, a Delaware limited liability company, required by this Item 9.01 within 71 days of the required filing date of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMHEAR, INC.

January 24, 2014	By:	/s/ Randy Granovetter
Randy Granovetter, President and Chief Executive Officer

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